
CryptoLogic Ltd
(Guernsey Registered,
Irish Resident)
LSE/NASDAQ/TSX
100%
Callco ULC
(Canada)
100%
Gaming Portals Ltd
(Ireland)
100%
CryptoLogic Malta
Holdings Ltd
(Malta)
100%
CryptoLogic (Asia
Pacific) Pte Ltd
(Singapore)
100%
CryptoLogic Exchange
Corporation
(Canada)
93%
CryptoLogic Inc.
(Canada)
7%
100%
WagerLogic Ltd
(Cyprus)
100%
WagerLogic (UK) Ltd
(UK)
100%
WagerLogic Malta
Software Ltd
(Malta)
100%
WagerLogic Casino
Software Ltd
(Malta)
100%
CryptoLogic Malta Ltd
(Malta)